PAUZE' FUNDS

               TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

     THIS TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT (the "Agreement") is made as of the 13th day of February, 1996, by and between Pauze' Funds (the "Fund"), a Massachusetts Business Trust (the "Trust"), and Declaration Service Company (the "Transfer Agent"), a Pennsylvania corporation.

                                WITNESSETH THAT:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered its shares of common stock (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act") in one or more distinct series of Shares (the "Portfolio" or "Portfolios");

     WHEREAS, the Transfer Agent is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

     WHEREAS, the Fund and the Transfer Agent desire to enter into this Agreement pursuant to which the Transfer Agent will provide transfer agent, shareholder servicing agent and dividend disbursing agent services to the Portfolios identified on Schedule A hereto, as may be amended from time to time ("Schedule A"), on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Fund and the Transfer Agent, intending to be legally bound hereby, agree as follows:

     1. APPOINTMENT OF TRANSFER AGENT. The Fund hereby appoints the Transfer Agent as transfer agent, shareholder servicing agent and dividend disbursing agent for all Shares of the Portfolios identified on Schedule A, and the Transfer Agent hereby accepts such appointment under the terms of this Agreement. The Transfer Agent shall issue, redeem and transfer shares, provide related shareholder services, pay dividends and make other distributions, all as set forth on Schedule B hereto, as may be amended from time to time ("Schedule B"), and in accordance with the terms of this Agreement.

     2. FUND DOCUMENTS. The Fund has provided the Transfer Agent with properly certified or authenticated copies of the following Fund related documents in effect on the date hereof: the Fund's organizational documents, including Indenture of Trust and By-Laws; the Fund's Registration Statement on Form N-1A, including all exhibits thereto; the Fund's Prospectus and Statement of Additional Information; resolutions of the Fund's Board of Trustees authorizing the appointment of the Transfer Agent and approving this Agreement; a certificate signed by the Secretary of the Fund specifying the number of Shares authorized, issued, and currently outstanding, the names and specimen signatures of the officers of the Fund and the name and address of the legal counsel for the Fund; and an opinion of counsel for the Fund with respect to the validity of the authorized and outstanding Shares, whether such Shares are fully paid and non-assessable and the status of such Shares under the 1933 Act (in other words, that the Shares have been duly registered and that the Registration Statement with respect to such Shares has become effective). The Fund shall promptly furnish to the Transfer Agent copies, properly certified or authenticated, of all additions, amendments or supplements to the foregoing Fund documents as well as updated certificates and opinions relating to changes in the number of Shares authorized, issued and outstanding. The Fund shall furnish to the Transfer Agent copies of all other information and financial statements which the Transfer Agent may reasonably request for use in connection with its duties under this Agreement.

     3. ISSUANCE, REDEMPTION AND TRANSFER OF SHARES. The Transfer Agent shall follow the procedures for the issuance, redemption and transfer of Shares set forth in this Section 3:

          a. The Transfer Agent shall accept purchase orders and redemption requests with respect to Shares on each Fund business day in accordance with the most current Prospectus and Statement of Additional Information provided to the Transfer Agent by the Fund pursuant to Section 2 hereof. The Fund shall provide the Transfer Agent with sufficient advance notice to enable the Transfer Agent to effect any changes in the purchase and redemption procedures set forth in the Prospectus and Statement of Additional Information; provided, however, that in no event shall such advance notice be less than 30 days.

          b. If applicable, the Transfer Agent shall also accept with respect to each Fund business day, at such times as are agreed upon from time to time by the Transfer Agent and the Fund, a computer tape or electronic data transmission consistent in all respects with the Transfer Agent's record format, as amended from time to time, which is reasonably believed by the Transfer Agent to be furnished by or on behalf of any servicing agent approved by the Fund ("Servicing Agent"). The Transfer Agent reserves the right to approve, in advance, any Servicing Agent, which approval shall not be unreasonably withheld.

          c. On each Fund business day, the Transfer Agent shall, as of the time the Fund computes the net asset value of the Fund, issue to and redeem from the accounts specified in a purchase order, redemption request, or computer tape or electronic data transmission, the appropriate number of full and fractional Shares based on the net asset value per Share specified in a written advice received from the Fund on such Fund business day. Notwithstanding the foregoing, if a redemption specified in a computer tape or electronic data transmission is for a dollar value of Shares in excess of the dollar value of Shares in the specified account, the Transfer Agent shall not effect such redemption in whole or in part and shall within 24 hours orally advise the Servicing Agent which supplied such tape of the discrepancy.

          d. In connection with a reinvestment of a dividend or distribution of Shares of the Fund, the Transfer Agent shall as of each Fund business day, as specified in certified resolutions of the Fund's Board of Trustees, issue Shares of the Fund based on the net asset value per Share of such Fund specified in a written advice received from the Fund on such Fund business day.

          e. On each Fund business day, the Transfer Agent shall supply the Fund with a written statement specifying with respect to the immediately preceding Fund business day: the total number of Shares of the Fund (including fractional Shares) issued and outstanding at the opening of business on such day; the total number of Shares of the Fund sold on such day; the total number of Shares of the Fund redeemed on such day; the total number of Shares of the Fund issued, if any, pursuant to Section 3d hereof; and the total number of Shares of the Fund issued and outstanding.

          f. In connection with each purchase and each redemption of Shares, the Transfer Agent shall send such written statements as are prescribed by the Federal securities laws applicable to the Fund or as described in the Prospectus and Statement of Additional Information.

          g. As of each Fund business day, the Transfer Agent shall furnish the Fund with a written advice setting forth the number and dollar amount of Shares to be redeemed on such Fund business day.

          h. Upon receipt of a proper redemption request and moneys paid to it by the Fund's custodian ("Custodian") in connection with a redemption of Shares, the Transfer Agent shall cancel the redeemed Shares and after making appropriate deduction for any withholding of taxes required by applicable law, (i) in the case of a redemption of Shares pursuant to a redemption described in Section 3a hereof, make payment in accordance with the Fund's redemption and payment procedures described in the Prospectus and Statement of Additional Information, and (ii) in the case of a redemption of Shares pursuant to a computer tape or electronic data transmission described in Section 3b hereof, make payment by directing a Federal Funds wire order to the account previously designated by the Servicing Agent specified in said computer tape or electronic data transmission.

          i. The Transfer Agent shall not be required to issue any Shares after it has received from an officer of the Fund or from an appropriate Federal or state authority written notification that the sale of Shares has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon such written notification.

          j. Upon the issuance of any Shares in accordance with this Agreement, the Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by the Fund in connection with such issuance of any Shares.

          k. Except as otherwise provided in this Agreement, the Transfer Agent shall transfer or redeem Shares upon presentation to the Transfer Agent of instructions properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent deems necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of stock transfer taxes. The Transfer Agent shall have the right to refuse to transfer or redeem Shares until it is satisfied that the instructions are valid and genuine, and for that purpose it will require, unless otherwise instructed in writing by an authorized officer of the Fund, a guarantee of signature by an "Eligible Guarantor Institution" as that term is defined by Rule 17Ad-15 under the 1934 Act. The Transfer Agent shall also have the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized. The Transfer Agent shall not be liable for its refusal to make transfers or redemptions which the Transfer Agent, in its reasonable judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer or redemption. The Transfer Agent may, in effecting transfers and redemptions of Shares, rely upon those provisions of the Uniform Commercial Code or other laws relating to the transfer of securities, as the same may be amended from time to time.

          l. If instructed by the Fund the Transfer Agent shall issue certificates representing Shares ("Certificates"). The Fund shall supply to the Transfer Agent a sufficient number of blank Certificates and from time to time shall supply additional blank Certificates upon the request of the Transfer Agent. Such blank Certificates shall be signed manually or by facsimile signature by the duly authorized officers of the Fund, and shall bear the corporate seal or facsimile thereof of the Fund. Notwithstanding the death, resignation or removal of any officer of the Fund, such executed Certificates bearing the manual or facsimile signature of such officers shall remain valid and may be issued to shareholders until the Fund provides to the Transfer Agent a written advice to the contrary. The Transfer Agent may issue new Certificates to replace Certificates represented to have been lost, destroyed or stolen upon receiving an appropriate bond of indemnity satisfactory to the Transfer Agent, and may issue new Certificates in exchange for and upon surrender of mutilated Certificates. Except as otherwise provided in Section 3k hereof, the Transfer Agent shall issue new Certificates to evidence transfers of Shares upon surrender of outstanding Certificates in the form deemed by the Transfer Agent to be properly endorsed for transfer with all necessary endorser's signatures guaranteed by an Eligible Guarantor Institution.

     4. Dividends and Distributions. The Transfer Agent shall pay dividends and make other distributions in accordance with the following procedures:

          a. The Fund shall furnish to the Transfer Agent certified resolutions of its Board of Trustees, either (i) setting forth the date of the declaration of a dividend or distribution, the date of accrual or payment, the record date as of which shareholders entitled to payment or accrual shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to the Transfer Agent on such payment date, or (ii) authorizing the declaration of dividends and distributions on a daily or other periodic basis.

          b. Upon the mail date specified in such resolutions, the Fund shall, in the case of a cash dividend or distribution, cause the Custodian to deposit in an account in the name of the Transfer Agent on behalf of the Fund an amount of cash, if any, sufficient for the Transfer Agent to make the payment, specified in such resolution to the shareholders of record on the record date. The Transfer Agent shall, upon receipt of any such cash, make payment of such cash dividends or distributions to the shareholders of record as of the record date by: (i) mailing a check, payable to the registered shareholder, to the address of record or dividend mailing address, or (ii) wiring such amounts to the accounts previously designated by a Servicing Agent, as the case may be. If the Transfer Agent does not receive from the Custodian sufficient cash to make payments of any cash dividend or distribution to all shareholders of the Fund as of the record date, the Transfer Agent shall, upon notifying the Fund, withhold payment to all shareholders of record as of the record date until sufficient cash is provided to the Transfer Agent. In lieu of receiving from the Custodian and paying the shareholders cash dividends or distributions, the Transfer Agent may arrange for direct payment of cash dividends and distributions to shareholders by the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the Custodian.

          c. The Transfer Agent shall file such appropriate information returns concerning the payment of dividends and distributions with the proper Federal, state and local authorities as are required by law to be filed by the Fund, but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent required by applicable law.

     5. RECORDKEEPING AND OTHER INFORMATION. The Transfer Agent shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records identified on Schedule B hereto and required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, relating to the various services performed by it. All records shall be the property of the Fund at all times and shall be available for inspection and use by the Fund. Where applicable, such records shall be maintained by the Transfer Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act.

     6. AUDIT, INSPECTION AND VISITATION. The Transfer Agent shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Fund or any person retained by the Fund. Upon reasonable notice by the Fund, the Transfer Agent shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Fund, or any person retained by the Fund.

     7. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. Except as otherwise provided herein, the Fund assumes full responsibility for ensuring that the Fund complies with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act and rules thereunder, and any other applicable laws, rules and regulations.

     8. COMPENSATION. The Fund shall pay to the Transfer Agent as compensation for services rendered hereunder the annual fee set forth in Schedule A. The fee shall be calculated and accrued daily, and paid monthly. The Fund shall also reimburse the Transfer Agent for its out-of-pocket expenses related to the performance of its duties hereunder, including, without limitation, telecommunications charges (such as toll-free lines and voice response system); postage and delivery services; record retention costs (such as microfilm, microfiche and off-site storage); reproduction charges; custom programming; and traveling and lodging expenses incurred by officers and employees of the Transfer Agent. The Fund shall pay the Transfer Agent's monthly invoices for transfer agency fees and out-of-pocket expenses within 5 days of the respective month-end. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Fund shall pay the Transfer Agent a transfer agency fee that is prorated for that part of the month in which this Agreement is in effect. All rights of compensation and reimbursement under this Agreement for services performed by the Transfer Agent as of the termination date shall survive the termination of this Agreement.

     9. APPOINTMENT OF AGENTS. The Transfer Agent may at any time or times in its discretion appoint (and may at any time remove) other parties as its agent to carry out such provisions of this Agreement as the Transfer Agent may from time to time direct; provided, however, that the appointment of any such agent shall not relieve the Transfer Agent of any of its responsibilities or liabilities hereunder.

     10. USE OF TRANSFER AGENT'S NAME. The Fund shall not use the name of the Transfer Agent or any of its affiliates in any Prospectus, Statement of Additional Information, sales literature or other material relating to the Fund in a manner not approved prior thereto in writing by the Transfer Agent; provided, however, that the Transfer Agent shall approve all uses of its and its affiliates' names that merely refer in accurate terms to their appointments hereunder or that are required by the Securities and Exchange Commission (the "SEC") or a state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

     11. USE OF FUND'S NAME. Neither the Transfer Agent nor any of its affiliates shall use the name of the Fund or material relating to the Fund on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto by the Fund; provided, however, that the Fund shall approve all uses of its name that merely refer in accurate terms to the appointment of the Transfer Agent hereunder or that are required by the SEC or state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

     12. LIABILITY OF TRANSFER AGENT. The Transfer Agent's liability shall be limited as follows:

          a. The duties of the Transfer Agent shall be limited to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Transfer Agent hereunder. The Transfer Agent may, in connection with this Agreement, employ agents or attorneys in fact, and shall not be liable for any loss arising out of or in connection with its actions under this Agreement so long as it acts in good faith with due diligence, and is not negligent or guilty of any willful misconduct.

          b. The Transfer Agent may consult counsel to the Fund or the Fund's independent public accountants or other experts with respect to any matter arising in connection with the Transfer Agent's duties, and the Transfer Agent shall not be liable for any action taken or omitted by the Transfer Agent in good faith in reliance on the oral or written advice of such counsel, accountants or other experts.

          c. The Transfer Agent shall not be liable for any action taken or omitted by the Transfer Agent in reliance on the oral or written instruction, authorization, approval or information provided to the Transfer Agent by any person reasonably believed by the Transfer Agent to be authorized by the Fund to give such instruction, authorization, approval or information.

          d. Any person, even though also an officer, Trustee, employee or agent of the Transfer Agent or any of its affiliates, who may be or become an officer or Trustee of the Fund, shall be deemed, when rendering services to the Fund as such officer or Trustee to be rendering such services to or acting solely for the Fund and not as an officer, Trustee, employee or agent or one under the control or direction of the Transfer Agent or any of its affiliates, even though paid by one of those entities.

          e. The Transfer Agent shall not be liable or responsible for any acts or omissions of any predecessor transfer agent or any other persons having responsibility for matters to which this Agreement relates prior to the effective date of this Agreement nor shall the Transfer Agent be responsible for reviewing any such act or omissions.

          f. The Transfer Agent shall not be liable for any loss suffered by the Fund or its shareholders in the event that a computer tape or electronic data transmission from a Servicing Agent may not be processed by the Transfer Agent for any reason beyond the reasonable control of the Transfer Agent, or if any of the information on such tape or transmission is reasonably believed by the Transfer Agent to be incorrect.

          g. The Transfer Agent shall not be liable for any action taken or omitted by the Transfer Agent in reliance upon the provisions of the Uniform Commercial Code or other laws relating to the transfers of securities, as the same may be amended from time to time.

          h. The Transfer Agent shall not be liable for its refusal to transfer or redeem Shares in accordance with Section 3k hereof.

          i. The Transfer Agent shall not be liable for any improper dividend payments or distributions made in reliance on certified resolutions of the Fund's Board of Trustees. In addition, the Transfer Agent shall not be liable for the determination of the rate or form of dividends or distributions due or payable to the shareholders as set forth in the certified resolutions. The
Transfer Agent shall not be liable for any loss to the Fund resulting from processing by the Transfer Agent of a dividend or distribution based on incorrect information provided in the certified resolutions, and the Fund shall pay to the Transfer Agent any and all costs, both direct and out-of-pocket, incurred to remedy such error.

          j. The Transfer Agent shall not be liable to the Fund with respect to any redemption drafts processed in accordance with written redemption draft procedures established by the Transfer Agent and the Fund; provided, however, that notwithstanding anything to the contrary in such procedures, the Transfer Agent shall not be liable for any material alteration to or forgery of any endorsement, it being understood that the Transfer Agent's sole responsibility with respect to inspecting redemption drafts is to use reasonable care to verify the drawer's signature against signatures on file.

          k. The Transfer Agent shall not be liable for permitting any person to inspect shareholder records of the Fund, if it receives an opinion from its counsel that there is a reasonable likelihood that the Transfer Agent will be held liable for failure to permit access to such shareholder records. The Transfer Agent shall promptly notify the Fund that such disclosure has been made or is to be made.

          l. The Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: the legality of the issue or sale of any Shares, the sufficiency of the amount to be received therefor, or the authority of a Servicing Agent or of the Fund, to request such sale or issuance; the legality of a transfer of Shares, or of a redemption of any Shares, the propriety of the amount to be paid therefor, or the authority of the Servicing Agent or the Fund to request such transfer or redemption; the legality of the declaration of any dividend by the Fund, or the legality of the issue of any
Shares in payment of any stock dividends; or the legality of any recapitalization or readjustment of Shares.

          As used in this Section 12 (except Section 12e) and in Section 13, the term "Transfer Agent" shall include Trustees, officers, employees and other agents of the Transfer Agent).

     13. INDEMNIFICATION. The Trust hereby agrees to indemnify and hold harmless the Transfer Agent from and against all claims, demands, expenses (including attorney's fees) and liabilities, whether with or without basis in fact or law, of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person of, or as a result of:
(i) any action taken or omitted to be taken by the Transfer Agent in good faith in reliance upon any certificate, instrument, order or stock certificates believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its counsel; or (ii) any action taken or permitted to be taken by the Transfer Agent in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification hereunder shall not apply to actions or omissions of the Transfer Agent or its directors, officers, employees or agents in cases of its own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder. The right to indemnity hereunder shall include the right to advancement of defense expenses in the event of any pending or threatened litigation; provided, however, that the Transfer Agent shall agree that any advancement of expenses shall be returned to the Fund if it is ultimately determined by an administrative or judicial tribunal that the expenses (and related liability, if any) resulted form the Transfer Agent's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

     The Transfer Agent shall give prompt written notice to the Fund of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that the Transfer Agent's failure to notify the Fund of such threatened or pending legal proceeding shall not operate to relieve the Fund of any liability arising hereunder. The Fund shall be entitled, if it so elects, to assume the defense of any claim subject to this Indemnity and such defense shall be conducted by counsel chosen by the Fund and satisfactory to the Transfer Agent; provided, however, that if the defendants include both the Transfer Agent and the Fund, and the Transfer Agent shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Fund ("conflict of interest"), the Fund shall not have the right to elect to defend the claim on behalf of the Transfer Agent, and the Transfer Agent shall have the right to select separate counsel to defend such claim on behalf of the Transfer Agent. In the event that the Fund elects to assume the defense of any claim pursuant to the preceding sentence and retains counsel satisfactory to the Transfer Agent, the Transfer Agent shall bear the fees and expenses of additional counsel retained by it, except for reasonable investigation costs which shall be borne by the Fund. If the Fund (i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Transfer Agent, or
(iii) has no right to assume the defense of a claim because of a conflict of interest, the Fund shall advance or reimburse the Transfer Agent, at the election of the Transfer Agent, reasonable fees and expenses of any counsel retained by the Transfer Agent, including reasonable investigation costs.

     14. SCOPE OF DUTIES. The Transfer Agent and the Fund shall regularly consult with each other regarding the Transfer Agent's performance of its obligations and its compensation under the foregoing provisions. In connection therewith, the Fund shall submit to the Transfer Agent at a reasonable time in advance of filing with the SEC copies of any amended or supplemented Registration Statement of the Fund (including exhibits) under the 1933 Act and the 1940 Act, and, at a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Fund. Any change in such materials that would require any change in the Transfer Agent's obligations under the foregoing provisions shall be subject to the Transfer Agent's approval. In the event that a change in such documents or in the procedures contained therein increases the cost or burden to the Transfer Agent of performing its obligations hereunder, the Transfer Agent shall be entitled to receive reasonable compensation therefor.

     15. DURATION. This Agreement shall become effective on the date first written above and shall continue in force for two years from that date (the "Initial Term"). Thereafter, this Agreement shall continue in force from year to year (each a "Successive Term"), provided continuance after the Initial Term is approved at least annually by (i) the vote of a majority of the Trustees of the Fund and (ii) the vote of a majority of those Trustees of the Fund who are not "interested persons" of the Fund, and who are not parties to this Agreement or "interested persons" of any such party (as determined under the 1940 Act), cast at a meeting called for the purpose of voting on the approval.

     16.  TERMINATION.  This Agreement shall terminate as follows:

          a. This Agreement shall terminate automatically in the event of its assignment.

     b. Either the Fund or the Transfer Agent may terminate this Agreement without penalty prior to the commencement of any Successive Term by providing to the other party 90 days prior written notice of such termination.

          c. Either party (the "terminating party") may immediately terminate this Agreement during the Initial Term or any Successive Term in the event of a material breach of this Agreement by the other party (the "breaching party"), provided that the terminating party has given to the breaching party notice of such breach and the breaching party has not remedied such breach within 45 days after receipt of such notice.

     Upon the termination of this Agreement, the Fund shall pay to the Transfer Agent such compensation and out-of-pocket expenses as may be payable for the period prior to the effective date of such termination. In the event that the Fund designates a successor to any of the Transfer Agent's obligations hereunder, the Transfer Agent shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data established or maintained by the Transfer Agent under the foregoing provisions.

     Sections  8, 10,  11,  12,  13,  16,  17,  21,  22, 23, 24, 25 and 26 shall indefinitely survive any termination of this Agreement.

     17. FORCE MAJEURE. The Transfer Agent shall not be liable for any delays or errors in the performance of its obligations hereunder occurring by reason of circumstances not reasonably foreseeable and beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot or failure of communication or power supply. In the event of equipment breakdowns which are beyond the reasonable control of the Transfer Agent and not primarily attributable to the failure of the Transfer Agent to reasonably maintain or provide for the maintenance of such equipment, the Transfer Agent shall, at no additional expense to the Fund, take reasonable steps in good faith to minimize service interruptions, but shall have no liability with respect thereto.

     18. AMENDMENT. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Transfer Agent and the Fund.

     19. NON-EXCLUSIVE SERVICES. The services of the Transfer Agent rendered to the Fund are not exclusive. The Transfer Agent may render such services to any other investment company and have other businesses and interests.

     20. DEFINITIONS. As used in this Agreement, the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and rules enacted thereunder as now in effect or hereafter amended.

     21. CONFIDENTIALITY. The Transfer Agent shall treat confidentially and as proprietary information of the Fund all records and other information relating to the Fund and prior, present or potential shareholders and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except as may be required by administrative or judicial tribunals or as requested by the Fund.

     22. Notice. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 21 as promptly as practicable thereafter). Notices shall be addressed as follows:

                    (a)  if to the Fund:

                         Pauze' Funds
                         C/O Pauze' Capital Management Co.
                         14340 Torrey Chase Blvd., Suite 170
                         Houston, TX 77014-1024

                         ATTN: Mr. Philip C. Pauze'
                         President and Trustee

                    (b)  if to the Transfer Agent:

                         Declaration Services Company
                         Suite 6160
                         555 North Lane
                         Conshohocken, PA  19428
                         Attn: Mr. Terence Smith, President


or to such other respective addresses as the Fund or the Transfer Agent shall designate by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

     23. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     24. GOVERNING LAW. This Agreement shall be administered, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania to the extent that such laws are not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

     25. ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto.

     26. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

     27. LIMITATION OF LIABILITY. The term "Pauze' Funds" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated October 15, 1993, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that obligations of the Trust hereunder shall not be binding upon any Trustee, Shareholder, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Trust, acting as such, and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Master Trust Agreement. The Master Trust Agreement is on file with the Secretary of the Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                              Pauze' Funds


                              By:  /S/
                              -------------------------------------------------
                                   Philip C. Pauze', President and Trustee

                              DECLARATION SERVICE COMPANY

                              By:  /S/
                              -------------------------------------------------
                                   Terence P. Smith, President

                                   SCHEDULE A

                                  Pauze' Funds

                           Portfolio and Fee Schedule

Portfolios covered by Transfer Agency and Shareholder Services Agreement:

                  Pauze' U.S. Government Total Return Bond Fund

Fees for Transfer Agent and Shareholder Services on behalf of the Portfolios:

System set-up, conversion of records,                      Time & Materials
transfer of historical records from prior transfer agent.

Transfer Agent, Dividend Disbursing &                    $18 Annual per account
Shareholder Services                          Minimum Fee: $18,000 1st Year
                                                            21,000 2nd Year
                                                            24,000 thereafter

(Note: Transfer Agent/ Shareholder Services fees are charged on a relationship basis regardless of number of portfolios in Fund)

Plus standard out-of-pocket expenses including (but not limited to): postage, courier, telephone line, travel, statement and confirmation costs, Fund specific costs related to Fund/SERV and Networking, printing, bank service charges, wire charges, and other standard miscellaneous items.

                                   SCHEDULE B

                Transfer Agent, Shareholders Servicing Agent and

  Dividend Disbursing Agent Services provided by Declaration Services Company

1. Examine and process new accounts, subsequent payments, liquidations, exchanges, transfers, telephone transactions, check redemptions, automatic withdrawals, and wire order trades.

2.   Reinvest or pay dividends and make other distributions.

3. Answer investor and dealer telephone and/or written inquiries, except as otherwise agreed by the Transfer Agent and the Fund.

4.   Process and confirm address changes.

5. Process standard account record changes as required, i.e. Dividend Codes, etc.

6. Microfilm and/or store source documents for transactions, such as account applications and correspondence.

7. Perform backup withholding for those accounts in accordance with Federal regulations.

8.   Solicit missing taxpayer identification numbers.

9. Provide remote access inquiry to Fund records via Fund supplied hardware (Fund responsible for connection line and monthly fee).

10. Maintain the following shareholder information in such a manner as the Transfer Agent shall determine:

     a.   Name and address, including zip code.

     b.   Balance of Shares.

     c. Number of Shares, issuance date of each Share outstanding and cancellation date of each Share no longer outstanding, if issued.

     d.   Balance of dollars available for redemption.

     e. Dividend code (daily accrual, monthly reinvest, monthly cash or quarterly cash).

     f.   Type of account code.

     g. Establishment date indicating the date an account was opened, carrying forward pre-conversion data as available.

     h.   Original establishment date for accounts opened by exchange.

     i.   W-9 withholding status and periodic reporting.

     j.   State of residence code.

     k. Social security or taxpayer identification number, and indication of certification.

     l. Historical transactions on the account for the most recent 18 months, or other period as mutually agreed to from time to time.

     m. Indication as to whether phone transaction can be accepted for this account. Beneficial owner code, i.e. male, female, joint tenant, etc.

11.  Provide the following reports and statements:

     a. Prepare daily journals for Fund reflecting all Shares and dollar activity for the previous day.

     b.   Supply  information   monthly  for  Fund's  preparation  of  Blue  Sky
          reporting.

     c. Supply monthly purchase, redemption and liquidation information for use in Fund's N-SAR report.

     d.   Provide monthly average daily balance reports for Fund.

     e.   Prepare  and  mail  copies  of  summary   statements  to  dealers  and
          investment advisers.

     f.   Mail transaction confirmation statements daily to investors.

     g. Address and mail four periodic financial reports (material must be adaptable to Transfer Agent's mechanical equipment as reasonably specified by the Transfer Agent).

     h.   Mail periodic statement to investors.

     i. Compute, prepare and furnish all necessary reports to governmental authorities: Forms 1099R, 1099DIV, 1099B, 1042 and 1042S.

     j. Enclose various marketing material as designated by the Fund in statement mailings, i.e. monthly and quarterly statements (material must be adaptable to mechanical equipment as reasonably specified by the Transfer Agent).

12.  Prepare and mail confirmation statements to dealers daily.

13.  Prepare certified list of stockholders for proxy mailing.